Non-Disclosure Agreement

Party A (Client): Shenzhen ORB-FT New Material Co., Ltd
Party B (Supplier): Shanghai Arhys Donntal Chemicals Co., Ltd

Party A authorizes Party B to produce OEM products. According to the “PRC Anti-Unfair Competition Law” and the corresponding laws and regulations on technical security, Party A and Party B sign this Agreement in order to ensure Party B to keep Party A’s technology secrets and other matters related to business secrets in and after the period of authorization.

Article one: Package and Logo of Products
1.1 OCM products use registration trademark “ORB” and other marks, characters and symbols of party A. Party B is not allowed to use registration trademark “ORB” or offer the registration trademark of party A and other marks, characters and symbols authorized by law to use by Party A to any third party without consent by Party A, including any related marks, trademarks, nameplates and company names that easy to make confused.

1.2 Party B should use the brand “ORB” in exterior and interior package on request by Party A. The packaging format is provided by Party A.

1.3 Should any infringement against Party A’s trademarks and marks happen, and the infringement is created by a third party who has cooperation relation with Party B, the party B will be noticed to stop production after investigation by the industry and commercial department. Party B is not permitted to deal with the infringement product without consent of Party A if infringement has happened.

1.4 In this agreement Party B is authorized by Party A to manufactures polyurethane adhesives of “ORB” series. Party B only has manufacturing right rather than franchised right marketing right (the two parties require further negotiation under specific circumstance)

Article two: Technology Information
Party B can not use Party A’s patent technology secrets and other matters related to business secrets except performing the contract. Except performing the contract, Party B also can not disclosure, inform, publish, distribute, publish, teach, transfer Party A’s patent technology secrets and other matters related to business secrets to the third party without Party A’s consent.

Article three: Market Criterion and Obligation of Confidentiality
3.1 Party A and B should pay attention to coordination and cooperation, establish Market Bulletin and Coordination System; If each party is the exclusive supplier of their customers, another party should not sell their products to such customers.

3.2 Both of parties are responsible for Obligation of Confidentiality. Either of each party should not disclose any information about OEM production and use OEM information in any situation.

Party A:	Party B:
Shenzhen ORB-FT New Material Co., Ltd	Shanghai Arhys Donntal Chemicals Co., Ltd
Agent: Wang Yang (sign)	Agent: Xue Shan (sign)
Date: Oct 1st, 2009	Date: Oct 1st , 2009